Exhibit 10.4

SHIPBUILDING CONTRACT

FOR

CONSTRUCTION OF ONE 63,500 DWT BULK CARRIER

(HULL NO.             )

BETWEEN

[SUBSIDIARY]

as BUYER

and

CHINA SHIPBUILDING TRADING COMPANY LIMITED

and

CHENGXI SHIPYARD CO., LTD

Collectively as SELLER

Shipbuilding Contract	Hull No.

Date:

Shipbuilding Contract	Hull No.

3. TRIAL LOAD DRAFT	22
4. METHOD OF ACCEPTANCE OR REJECTION	22
5. DISPOSITION OF SURPLUS CONSUMABLE STORES	23
6. EFFECT OF ACCEPTANCE	24

ARTICLE VII - DELIVERY	25

1. TIME AND PLACE	25
2. WHEN AND HOW EFFECTED	25
3. DOCUMENTS TO BE DELIVERED TO THE BUYER	25
4. TITLE AND RISK	27
5. REMOVAL OF VESSEL	27
6. TENDER OF THE VESSEL	27

ARTICLE VIII - DELAYS & EXTENSION OF TIME FOR DELIVERY	28

1. CAUSE OF DELAY	28
2. NOTICE OF DELAY	28
3. RIGHT TO RESCIND OR CANCEL FOR EXCESSIVE DELAY	29
4. DEFINITION OF PERMISSIBLE DELAY	29

ARTICLE IX - WARRANTY OF QUALITY	30

1. GUARANTEE OF MATERIAL AND WORKMANSHIP	30
2. NOTICE OF DEFECTS	30
3. REMEDY OF DEFECTS	30
4. EXTENT OF THE SELLER’S LIABILITY	31
5. GUARANTEE ENGINEER	32

ARTICLE X - RESCISSION,- CANCELLATION, AND REJECTION BY THE BUYER	34

ARTICLE XI - BUYER’S DEFAULT	36

1. DEFINITION OF DEFAULT	36
2. NOTICE OF DEFAULT	36
3. INTEREST AND CHARGE	36
4. DEFAULT BEFORE DELIVERY OF THE VESSEL	37
5. SALE OF THE VESSEL	38

ARTICLE XII - INSURANCE	40

1. EXTENT OF INSURANCE COVERAGE	40
2. APPLICATION OF RECOVERED AMOUNT	40
3. TERMINATION OF THE SELLER’S OBLIGATION TO INSURE	41

ARTICLE XIII - DISPUTES AND ARBITRATION	42

1. PROCEEDINGS	42
2. ALTERNATIVE ARBITRATION BY AGREEMENT	42
3. NOTICE OF AWARD	43
4. EXPENSES	43
5. AWARD OF ARBITRATION	43
6. ENTRY IN COURT	43
7. ALTERATION OF DELIVERY TIME	43

Date:

Shipbuilding Contract	Hull No.

ARTICLE XIV - RIGHT OF ASSIGNMENT	44

ARTICLE XV - TAXES AND DUTIES	45

1. TAXES	45
2. DUTIES	45

ARTICLE XVI - PATENTS, TRADEMARKS AND COPYRIGHTS	46

ARTICLE XVII - NOTICE	47

ARTICLE XVIII - EFFECTIVE DATE OF CONTRACT	49

ARTICLE XIX - INTERPRETATION	50

1. LAW APPLICABLE	50
2. DISCREPANCIES	50
3. DEFINITION	50

EXHIBIT “A”: IRREVOCABLE LETTER OF GUARANTEE NO	52

EXHIBIT “B” IRREVOCABLE LETTER OF GUARANTEE	56

Date:

Shipbuilding Contract	Hull No.

SHIPBUILDING CONTRACT

FOR

CONSTRUCTION OF ONE 63,500 DWT BULK CARRIER (HULL NO.             )

This CONTRACT, entered into this                     by and between                     corporation organized and existing under the Republic of the Marshall Islands, having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960 Marshall Islands (hereinafter called the “BUYER”) on one part; and CHINA SHIPBUILDING TRADING COMPANY LIMITED, a corporation organized and existing under the Laws of the People’s Republic of China, having its registered office at Fangyuan Mansion, 56(Yi) ZhongguancunNandajie, Beijing 100044, the People’s Republic of China (hereinafter called “CSTC”), and CHENGXI SHIPYARD CO., LTD., a corporation organized and existing under the Laws of the People’s Republic of China, having its registered office at 1 Hengshan Road, Jiangyin, Jiang Su Province, the People’s Republic of China (hereinafter called the “BUILDER”) on the other part. CSTC and the BUILDER are hereinafter collectively called the “SELLER”.

WITNESSETH

In consideration of the mutual covenants contained herein, the SELLER agrees to design, build, launch, equip and complete at the BUILDER’s Shipyard at Jiangyinand/or rented shipyard by BUILDER at Nantong (both of which to be regarded as BUILDER’s Shipyard, not as Subcontractor) and to sell and deliver to the BUYER after completion and successful trial one (1) Diesel Driven 63,500 DWT Bulk Carrier as more fully described in Article I hereof, (hereinafter called the “VESSEL”) to be registered under the flag of the Republic of the Marshall Islands and the BUYER agrees to purchase and take delivery of the aforesaid VESSEL from the SELLER and to pay for the same in accordance with the terms and conditions hereinafter set forth. The obligations of CSTC and the Builder under this Contract, being together the SELLER, are joint and several.

Date:	1/58

Shipbuilding Contract	Hull No.

ARTICLE I - DESCRIPTION AND CLASS

1. DESCRIPTION

The VESSEL is a 63,500 metric tons deadweight bulk carrier, at scantling draft moulded of 13.30 meters (hereinafter called the “VESSEL”) of the class described below. The VESSEL shall have the SELLER’S Hull No.              and shall be constructed, equipped and completed in accordance with the following “Specifications”:

(1) Specification

(2) General Arrangement

(3) Midship Section

(4) Makers List dated

(5) Memorandum dated

attached hereto and signed by each of the parties to this Contract (hereinafter collectively called the “Specifications”), making an integral part hereof.

2. CLASS AND RULES

The VESSEL, including its machinery and equipment and outfittings, shall be constructed in accordance with the SELLER’s practice and shall comply with the rules and regulations issued and having become effective up to and on the date of signing this Contract of                      (hereinafter called the “Classification Society”) and shall be distinguished in the record by the symbol of                     and shall also comply with the rules and regulations as fully described in the Specifications and the rules, regulations and requirements of the Marshall Islands Flag State.

The requirements of the authorities as fully described in the Specifications including that of the Classification Society are to include additional rules or circulars thereof issued and become effective and compulsorily applicable to the VESSEL up to the date of signing this Contract.

The SELLER shall arrange with the Classification Society for assignment by the said society a representative or representatives (hereinafter called the “Classification Surveyor”) to the BUILDER’s Shipyard for supervision of the construction of the VESSEL.

All fees and charges incidental to Classification and to comply with the rules, regulations and requirements of this Contract as well as royalties, if any, payable on account of the construction of the VESSEL shall be for the account of the SELLER, except as otherwise

Date:	2/58

Shipbuilding Contract	Hull No.

provided and agreed herein. The key plans, materials and workmanship entering into the construction of the VESSEL shall at all times be subject to inspections and tests in accordance with the rules and regulations of the Classification Society.

The facilities, labour and materials necessary for the safe and convenient conduct of such inspections and tests, shall be furnished by the BUILDER without charges.

Decisions of the Classification Society as to compliance or non-compliance with Classification rules and regulations shall be final and binding upon the parties hereto.

Communications between the BUILDER and the Classification Society on all matters relating to the construction of VESSEL, plan approval and any modifications shall be made available to the BUYER whenever requested.

3. PRINCIPAL PARTICULARS AND DIMENSIONS OF THE VESSEL

The following are the Principal Particulars and Dimension of the VESSEL for Hull and Machinery as excerpted from the Specifications attached hereto:

(a) Hull:

Length overall	abt.	199.90m
Length between perpendiculars		194.50m
Breadth moulded		32.26m
Depth moulded		18.50m
Scantling Draft	approx	13.30m

(b) Propelling Machinery:

The VESSEL shall be equipped, in accordance with the Specifications, with one (1) set of MAN-B&W                      (Tier II) part load ECT type Main Engine.

Maximum continuous rating (CMCR):

CSR:

4. GUARANTEED SPEED

The SELLER guarantees that the service speed at light ballast condition, CSR of main engine with 15% sea margin, clean hull under the calm weather (no wind, no wave, no current) and deep sea condition stipulated in the specification, after correction, is to be not less than 14.6 nautical miles per hour on the trial condition, with 4.30m draught at bow and 7.70m draught at aft (hereinafter called the “Guaranteed Speed”).

The trial speed shall be corrected for wind speed and shallow water effect, and service speed shall be as per Builder’s practice.

Date:	3/58

Shipbuilding Contract	Hull No.

5. GUARANTEED FUEL CONSUMPTION

The SELLER guarantees that the fuel oil consumption of the Main Engine is not to exceed         grams/KW/hour at CSR at shop trial based on diesel fuel oil having a lower calorific value of 42700 kj per kilogram (hereinafter called the “Guaranteed Fuel Consumption”).

The actual fuel oil consumption at manufacture’s shop test shall allowed to have maximum tolerance margin of 5% on above figure.

6. GUARANTEED DEADWEIGHT (Additional weight increased due to the Modification in Memo(s) dated                     with relevant to this VESSEL to be deducted)

The SELLER guarantees that the VESSEL is to have a deadweight of not less than 63,500 metric tons at the scantling draft moulded of 13.30 meters in sea water of 1.025 specific gravity.

The term, “deadweight”, as used in this Contract, shall be as defined in the Specifications.

The actual deadweight of the VESSEL expressed in metric tons shall be based on calculations made by the SELLER and checked by the BUYER, and all measurements necessary for such calculations shall be performed in the presence of the BUYER’s Supervisor(s) (as defined in Article IV) or the party authorized by the BUYER.

Should there be any dispute between the SELLER and the BUYER in such calculations and/or measurements, the decision of the Classification Society shall be final, conclusive and binding on the parties.

7. SUBCONTRACTING:

The SELLER may, at its sole discretion and responsibility, sub-contract any portion of the construction work of the VESSEL to experienced sub-contractors, but delivery and final assembly into the VESSEL of any such work subcontracted shall be at the BUILDER’s Shipyard. However, the important works such as installation of main engine and accommodation shall only be sub-contracted with the BUYER’s prior written approval which will not be unreasonably withheld. The SELLER shall remain responsible for such sub-contracted work.

8. REGISTRATION:

Date:	4/58

Shipbuilding Contract	Hull No.

The VESSEL shall be registered by the BUYER at its own cost and expenses under the laws of the Marshall Islands at the time of delivery and acceptance thereof.

Date:	5/58

Shipbuilding Contract	Hull No.

ARTICLE II - CONTRACT PRICE & TERMS OF PAYMENT

1. CONTRACT PRICE:

The purchase price of the VESSEL is United States Dollars                    , net receivable by the SELLER (hereinafter called the “Contract Price”), which is exclusive of the cost for the BUYER’s Supplies as provided in Article V hereof, and shall be subject to upward or downward adjustment, if any, as hereinafter set forth in this Contract.

2. CURRENCY:

Any and all payments by the BUYER to the SELLER under this Contract shall be made in United States Dollars.

3. TERMS OF PAYMENT:

The Contract Price shall be paid by the BUYER to the SELLER in instalments as follows:

(a) 1st Instalment:

The sum of United States Dollars                     , shall become due and payable and be paid by the BUYER within Five (5) business days from the date on which the BUYER receives the Refund Guarantee in respect of the lst, 2nd and 3rd instalments of the Contract Price, as defined and provided for in Paragraph 7 of this Article. The SELLER shall send to the BUYER by telefax or email demand for payment of this instalment.

(b) 2nd Instalment:

The sum of United States Dollars                     , shall become due and payable and be paid within Five (5)business days after receipt by the BUYER of the SELLER’s notification by telefax or e-mail stating that the first steel plate has been cut in its workshoptogether with a signed certificate of the Classification Society stating that the said steel-cutting has been carried out.

Date:	6/58

Shipbuilding Contract	Hull No.

(c) 3rd Instalment:

The sum of United States Dollars                     , shall become due and payable and be paid within Five (5) business days after receipt by the BUYER of the SELLER’s notification by telefax or e-mail stating that the said keel-laying has been carried out together with a signed certificate of the Classification Society stating that the said keel-laying has been carried out.

(d) 4th Instalment (Payment upon Delivery of the VESSEL):

The sum of United States Dollars                     , plus any increase or minus any decrease due to modifications and/or adjustments of the Contract Price in accordance with provisions of the relevant Articles hereof shall become due and payable and be paid by the BUYER to the SELLER concurrently with delivery of the VESSEL. The SELLER shall send to the BUYER by telefax or email demand for this instalment Ten (10) days prior to the scheduled date of delivery of the VESSEL.

4. METHOD OF PAYMENT:

(a) 1st Instalment:

The BUYER shall remit the amount of this instalment in accordance with Article II, Paragraph 3(a) by telegraphic transfer to                     for credit to Account of                     , and further to CSTC Account maintained with                      with requesting SWIFT advice from the BUYER’s Bank to                     .

(b) 2nd Instalment:

The BUYER shall remit the amount of this instalment in accordance with Article II, Paragraph 3(a) by telegraphic transfer to                      for credit to Account of                     , and further to CSTC Account maintained with                     with requesting SWIFT advice from the BUYER’s Bank to                     . Or through other receiving bank to

Date:	7/58

Shipbuilding Contract	Hull No.

be nominated by the SELLER from time to time and such nomination shall be notified to the BUYER at least Ten (10) business days prior to the due date for payment.

(c) 3rd Instalment:

The BUYER shall remit the amount of this instalment in accordance with Article II, Paragraph 3(a) by telegraphic transfer to                      for credit to Account of                     , and further to                      with requesting SWIFT advice from the BUYER’s Bank to The                     . Or through other receiving bank to be nominated by the SELLER from time to time and such nomination shall be notified to the BUYER at least Ten (10) business days prior to the due date for payment.

(d) 4th Instalment (Payable upon delivery of the VESSEL):

The BUYER shall, at least Three (3) New York business days prior to the scheduled delivery date of the VESSEL, make an irrevocable cash deposit in the name of the BUYER with                     , for a period of Thirty (30) days and covering the amount of this instalment (as adjusted in accordance with the provisions of this Contract), with an irrevocable instruction that the said amount shall be released to the SELLER against presentation by the SELLER to the said                     , of a copy of the Protocol of Delivery and Acceptance signed by the authorized representatives of the BUYER and the SELLER and, if required, countersigned by representative of the BUYER’s bank. Interest, if any, accrued from such deposit, shall be for the benefit of the BUYER.

If the delivery of the VESSEL is not effected on or before the expiry of the aforesaid Thirty (30) days deposit period, the BUYER shall automatically have the right to withdraw the said deposit plus accrued interest upon the expiry date. However when any newly scheduled delivery date is notified to the BUYER by the SELLER, the BUYER shall make the cash deposit in accordance with the same terms and conditions as set out above.

5. PREPAYMENT:

The BUYER shall have the right to make prepayment of any and all instalments before delivery of the VESSEL, by giving to the SELLER at least thirty (30) days prior written notice, without any price adjustment of the VESSEL for such prepayment.

Date:	8/58

Shipbuilding Contract	Hull No.

6. SECURITY FOR PAYMENT OF INSTALMENTS BEFORE DELIVERY:

The BUYER shall, within Three (3) business days upon receipt of the Refund Guarantee as defined and provided for in Paragraph 7 of this Article, deliver to the SELLER an irrevocable and unconditional Letter of Guarantee (“Payment Guarantee”) in the form annexed hereto as Exhibit “B” in favour of SELLER issued by SCORPIO BULKERS Inc. (hereinafter called the “Payment Guarantor”). This guarantee shall secure the BUYER’s obligations for the payment of the 2nd and 3rd instalments of the Contract Price.

7. REFUNDS

All payments made by the BUYER prior to delivery of the VESSEL shall be in the nature of advance payments to the SELLER, and in the event this Contract is rescinded or cancelled by the BUYER, in accordance with the specific terms of this Contract permitting such rescission or cancellation, the SELLER shall refund to the BUYER in United States Dollars the full amount of all sums already paid by the BUYER to the SELLER under this Contract, together with interest (at the rate set out in the relevant Articles hereof) from the respective payment date(s) to the date of remittance by telegraphic transfer of such refund, together with interest as applicable, to the account specified by the BUYER.

As security to the BUYER, the SELLER shall deliver to the BUYER, on or before                     , a refund guarantee (the “Refund Guarantee”) to be issued by the SELLER’s Bank acceptable to the BUYER in exactly the same form set out in Exhibit “A” hereto.

However, in the event of any dispute between the SELLER and the BUYER with regard to the SELLER’S obligation to refund the instalment or instalments paid by the BUYER and to the BUYER’S right to demand payment from the SELLER’S bank, under the Refund Guarantee, and such dispute is submitted either by the SELLER or by the BUYER for arbitration in accordance with Article XIII hereof, the SELLER’S bank shall withhold and defer payment until the arbitration award is published. The SELLER’S bank shall not be obligated to make any payment unless the arbitration award orders the SELLER to make refundment. If the SELLER fails to honour the award, then the SELLER’S bank shall pay to the BUYER to the extent the arbitration award orders without delay according to normal international bank practice.

Date:	9/58

Shipbuilding Contract	Hull No.

ARTICLE III - ADJUSTMENT OF THE CONTRACT PRICE

The Contract Price of the VESSEL shall be subject to adjustments as hereinafter set forth. It is hereby understood by all parties that any reduction of the Contract Price is by way of liquidated damages and not by way of penalty.

1. DELIVERY

(a)

No adjustment shall be made, and the Contract Price shall remain unchanged for the first Thirty (30) days of delay in delivery of the VESSEL beyond the Delivery Date as defined in Article VII hereof ending as of twelve o’clock midnight Beijing time of the Thirtieth (30th) day of delay.

(b)

If the delivery of the VESSEL is delayed more than Thirty (30) days after the date as defined in Article VII hereof, then, in such event, beginning at twelve o’clock midnight Beijing time of the Thirtieth (30th) day after the date on which delivery is required under this Contract, the Contract Price of the VESSEL shall be reduced by deducting there from the sum of United States Dollars                     per day.

Unless the parties hereto agree otherwise, the total reduction in the Contract Price shall be deducted from the 4th instalment of the Contract Price and in any event (including the event that the BUYER consents to take the VESSEL at the later delivery date after the expiration of Two Hundred and Ten (210) days delay of delivery as described in Paragraph 1(c) of this Article or in Paragraph 3 of Article VIII) shall not be more than One Hundred and Eighty (180) days at the above specified rate of reduction after the Thirty (30) days allowance, that is United States Dollars                     being the maximum.

(c)

If the delay in the delivery of the VESSEL continues for a period of Two Hundred and Ten (210) days after the Delivery Date as defined in Article VII, then in such event, the BUYER may, at its option, rescind or cancel this Contract by giving notice in accordance with the provisions of Article X of this Contract. The SELLER may at any time after the expiration of the aforementioned Two Hundred and Ten (210) days, if the BUYER has not served notice of rescission or cancellation pursuant to Article X, notify the BUYER of the date upon which the SELLER estimates the VESSEL will be ready for delivery and demand in writing that the BUYER make an election, in which case the BUYER shall, within Thirty (30) days after such demand is received by the BUYER, either notify the SELLER of its decision to rescind or cancel this Contract, or consent to take delivery of the VESSEL at an agreed future date, and the validity of the Refund Guarantee shall be extended accordingly,

Date:	10/58

Shipbuilding Contract	Hull No.

it being understood and agreed by the parties hereto that, if the VESSEL is not delivered by such future date, the BUYER shall have the same right of rescission or cancellation upon the same terms, as here in above provided.

In the case the BUYER, within Thirty (30) days after such demand is received by the BUYER, fails to notify the SELLER of its decision to rescind or cancel this Contract, or consents to take delivery of the VESSEL at an agreed future date, it shall be deemed that the BUYER has consented to take delivery of the VESSEL at SELLERS’ proposed date.

(d)

For the purpose of this Article, the delivery of the VESSEL shall not be deemed delayed and the Contract Price shall not be reduced when and if the Delivery Date of the VESSEL is extended by reason of causes and provisions of Articles V, VI, XI, XII and XIII and other applicable Articles hereof which permit a postponement of the Delivery Date. The Contract Price shall not be adjusted or reduced if the delivery of the VESSEL is delayed by reason of permissible delays as defined in Article VIII hereof.

2. INSUFFICIENT SPEED

(a)

The Contract Price of the VESSEL shall not be affected nor changed by reason of the actual speed (as determined by the Trial Run after correction according to the Specifications) being less than three tenths (3/10) of one knot below the guaranteed speed as specified in Paragraph 4 of Article I of this Contract.

(b)

However, commencing with and including a deficiency of three tenths (3/10) of one knot in Trial speed (as determined by the Trial Run after correction according to the Specifications) below the guaranteed speed as specified in Paragraph 4, Article I of this Contract, the Contract Price shall be reduced as follows:

In case of deficiency

at or above 0.30 but below 0.40 knot US$              (Total)

at or above 0.40 but below 0.50 knot US$              (Total)

at or above 0.50 but below 0.60 knot US$              (Total)

at or above 0.60 but below 0.70 knot US$              (Total)

at or above 0.70 but below 0.80 knot US$              (Total)

(c)

If the deficiency in actual speed (as determined by the Trial Run after correction according to the Specifications) of the VESSEL upon the Trial Run, is more than 0.80 knot below the guaranteed speed of 14.4 knots, then the BUYER may at its option reject the VESSEL and rescind or cancel this Contract by giving notice in accordance with provisions of Article X of this Contract, or may accept the VESSEL at a reduction in the Contract Price as above

Date:	11/58

Shipbuilding Contract	Hull No.

provided, by United States Dollars only (US$ ) being the maximum.

3. EXCESSIVE FUEL CONSUMPTION

(a)

The Contract Price of the VESSEL shall not be affected nor changed if the actual fuel consumption of the Main Engine, as determined by shop trial in manufacturer’s works, as per the Specifications, is greater than the guaranteed fuel consumption as specified and required under the provisions of this Contract and the Specifications if such actual excess is equal to or less than Five percent (5%).

(b)

However, if the actual fuel consumption as determined by shop trial is greater than Five percent (5%) above the guaranteed fuel consumption then, the Contract Price shall be reduced by the sum of United States Dollars                      for each full one percent (1%) increase in fuel consumption in excess of the above said Five percent (5%) (fractions of one percent to be prorated).

(c)

If as determined by shop trial such actual fuel consumption of the Main Engine is more than Ten percent (10%) in excess of the guaranteed fuel consumption, i.e. the fuel consumption exceeds                     , the BUYER may, subject to the SELLER’s right to effect replacement of a substitute engine or alterations of corrections as specified in the following sub-paragraph of Article III 3 (c) hereof, at its option, rescind or cancel this Contract by giving notice, in accordance with the provisions of Article X of this Contract and the terms of Article X Paragraph 2 and Paragraph 3 shall apply, or may accept the VESSEL at a reduction in the Contract Price by United States Dollars                      being the maximum.

If as determined by shop trial such actual fuel consumption of the Main Engine is more than Ten percent (10%) in excess of the guaranteed fuel consumption, i.e. the fuel consumption exceeds                     , the SELLER shall notify the same to the BUYER and may investigate the cause of the non-conformity and the proper steps may promptly be taken to remedy the same and to make whatever corrections and alterations and / or re-shop trial test or tests as may be necessary to correct such non-conformity without extra cost to the BUYER. Upon completion of such alterations or corrections of such nonconformity, the SELLER shall promptly perform such further shop trial or trials or any other tests, as may be deemed necessary to prove the fuel consumption of the Main Engine’s conformity with the requirement of this Contract and the Specifications and if found to be satisfactory, give the BUYER notice by telefax confirmed in writing of such correction and as appropriate, successful completion accompanied by copies of such results, and the BUYER shall, within Six (6) business days after receipt of such notice, notify the SELLER by telefax and / or telex confirmed in writing of its acceptance or reject

Date:	12/58

Shipbuilding Contract	Hull No.

the re-shop trial together with the reasons therefor. If the BUYER fails to notify the SELLER by telefax and / or telex confirmed in writing of its acceptance or rejection of the re-shop trial together with the reasons therefor within Six (6) business days period as provided herein, the BUYER shall be deemed to have accepted the shop trial.

4. DEADWEIGHT

(a)

In the event that there is a deficiency in the actual deadweight of the VESSEL determined as provided in the Specifications, the Contract Price shall not be decreased if such deficiency is Six Hundred (600) metric tons or less below the guaranteed deadweight of 63,500 metric tons at moulded scantling draft.

(b)	However, the Contract Price shall be decreased by the sum of United States Dollars for each full metric ton of such deficiency being more than Six Hundred (600) metric tons.

(c)

In the event that there should be a deficiency in the VESSEL’s actual deadweight which exceeds One Thousand Five Hundred (1,500) metric tons below the guaranteed deadweight, the BUYER may, at its option, reject the VESSEL and rescind or cancel this Contract by giving notice in accordance with the provisions of Article X of this Contract, or may accept the VESSEL with reduction in the Contract Price in the maximum amount of United States Dollars                     .

5. CUMULATIVE DAMAGES

It is agreed that the BUYER’s right to claim liquidated damages under this Article are cumulative subject to the limitation of the liquidated damages specified in respect of each of the above guaranteed items in Paragraphs 1-4 above, and the BUYER may claim liquidated damages simultaneously in respect of the delayed delivery, guaranteed fuel consumption and/or the guaranteed speed and/or the guaranteed deadweight, provided however that, in any case, the total cumulative liquidated damages claimed by the BUYER under the provisions of this Contract shall be not more than United States Dollars                      being the maximum.

6. EFFECT OF RESCISSION

It is expressly understood and agreed by the parties hereto that if the BUYER rescinds or cancels this Contract pursuant to the terms of this Article, the BUYER, shall not be entitled to any liquidated damage or compensation whether described above or otherwise, except as provided for in Article X.

Date:	13/58

Shipbuilding Contract	Hull No.

ARTICLE IV - SUPERVISION AND INSPECTION

1. APPOINTMENT OF THE BUYER’S SUPERVISOR

The BUYER shall send in good time to and maintain at the BUILDER’s Shipyard, at the BUYER’s own cost and expense, one or more representative(s) who shall be duly accredited in writing by the BUYER (such representative(s) being hereinafter collectively and individually called the “Supervisor”) to supervise and survey the construction by the BUILDER of the VESSEL, her engines and accessories. The SELLER hereby warrants that, the necessary invitation letter for visa application for the Supervisor to enter China will be issued in order on demand and without delay provided that the Supervisor meets with the rules, regulations and laws of the People’s Republic of China. The BUYER undertakes to give the SELLER adequate notice for the invitation letter.

The Supervisor shall, within the limits of the authority conferred upon the Supervisor by the BUYER, make decisions or give advice to the BUILDER on behalf of the BUYER without undue delay on all matters arising out of, or in connection with, the construction of the VESSEL. The decision, approval or advice of the Supervisor shall be deemed to have been given by the BUYER if given within his authority.

2. COMMENTS TO PLANS AND DRAWINGS

The parties hereto shall, within Thirty (30) days after signing of this Contract, mutually agree a list of all the plans and drawings, which are to be sent to the BUYER (herein below called “the LIST”). Before arrival of the Supervisor at the BUILDER’s Shipyard, the plans and drawings specified in the LIST shall be sent to the BUYER at reasonable intervals, and the BUYER shall, within Fourteen (14) days after receipt thereof, return such plans and drawings submitted by the SELLER with approval or all comments in electronic documents, if any.

Concurrently with the arrival of the Supervisor at the BUILDER’s Shipyard, the BUYER shall notify the BUILDER in writing, stating the authority which the said Supervisor shall have, with regard to what the Supervisor can, on behalf of the BUYER, give comments to, as the case may be, including the plans and drawings specified in the LIST which have not yet been sent to the BUYER, but always in line with the Supervisor’s authority. The Supervisor shall, within Five (5) days after receipt thereof, return those plans and drawings with comments, if any.

Date:	14/58

Shipbuilding Contract	Hull No.

Unless notification is given to the BUILDER by the Supervisor or the BUYER of the comments to any plans and drawings within the above designated period of time for each case, the said plans and drawings shall be implemented for construction by the BUILDER.

3. SUPERVISION AND INSPECTION BY THE SUPERVISOR

The necessary inspection of the VESSEL, its machinery, equipment and outfittings shall be carried out by the Classification Society, and/or inspection team of the BUILDER throughout the entire period of construction in order to ensure that the construction of the VESSEL is duly performed in accordance with the Contract and Specifications.

The Supervisor shall have, at all times until delivery of the VESSEL, the right to attend tests according to the mutually agreed test list and inspect the VESSEL, her engines, accessories and materials at the BUILDER’s Shipyard, its sub-contractors or any other place where work is done or materials stored in connection with the VESSEL. In the event that the Supervisor discovers any construction or material or workmanship which does not or will not conform to the requirements of this Contract and the Specifications, the Supervisor shall promptly give the BUILDER a notice in writing as to such nonconformity, upon receipt of which the BUILDER shall correct such nonconformity if the BUILDER agrees with the BUYER. In any circumstances, the SELLER shall be entitled to proceed with the construction of the VESSEL even if there exists discrepancy in the opinion between the BUYER and the SELLER, without prejudice however to the BUYER’s right to submit the issue for determination by the Classification Society or arbitration in accordance with the provisions hereof. However the BUYER undertakes and assures the SELLER that the Supervisor shall carry out his inspections in accordance with the agreed inspection procedure and schedule and usual shipbuilding practice and in a way as to minimize any increase in building costs and delays in the construction of the VESSEL. Once a test has been witnessed and approved by the BUYER or the Supervisor, the same test should not have to be repeated, provided it has been carried out in compliance with the requirements of the Classification Society and Specifications.

The BUILDER agrees to furnish free of charge the Supervisor with furnished and air conditioned office space, and other reasonable facilities including access to telephones, e-mails and facsimile as may be necessary to enable the supervisor to carry out their work under this contract and according to BUILDER’s practice at, or in the immediate vicinity of the BUILDER’s Shipyard, but the cost for the communication by telephone, telefax and email, whether for Chinese domestic or international communication and/or for any communication outside the BUILDER’s Shipyard, shall be borne by the BUYER and payment by the BUYER shall be effected as provided for in Article II 4 (d) of this Contract when the final instalment is paid. At all times, during the construction of the VESSEL until delivery thereof, the Supervisor shall be given free and ready access to the VESSEL, her

Date:	15/58

Shipbuilding Contract	Hull No.

engines and accessories, and to any other place where the work is being done, or the materials are being processed or stored, in connection with the construction of the VESSEL, including the yards, workshops, stores of the BUILDER, and the premises of sub-contractors of the SELLER, who are doing work, or storing materials in connection with the VESSEL’s construction. The travel expenses for the said access to SELLER’s sub-contractors outside of Jiangyin and/or Nantong shall be at the BUYER’s account. The transportation, of any nature whatsoever, shall be provided to the Supervisor by the BUYER.

4. LIABILITY OF THE SELLER

The Supervisor engaged by the BUYER under this Contract shall at all times be deemed to be in the employ of the BUYER. The SELLER shall be under no liability whatsoever to the BUYER, or to the Supervisor or the BUYER’s employees or agents for personal injuries, including death, during the time when they, or any of them, are on the VESSEL, or within the premises of either the SELLER or its sub-contractors, or are otherwise engaged in and about the construction of the VESSEL, unless, however, such personal injuries, including death, were caused by gross negligence of the SELLER, or of any of the SELLER’s employees or agents or sub-contractors of the SELLER. Nor shall the SELLER be under any liability whatsoever to the BUYER for damage to, or loss or destruction of property in China of the BUYER or of the Supervisor, or of the BUYER’s employees or agents, unless such damage, loss or destruction was caused by gross negligence of the SELLER, or of any of the employees, or agents or subcontractors of the SELLER.

5. SALARIES AND EXPENSES

All salaries and expenses of the Supervisor, or any other employees employed by the BUYER under this Article, shall be for the BUYER’s account.

6. REPLACEMENT OF SUPERVISOR

The SELLER has the right to request the BUYER in writing to replace any Supervisor who is reasonably deemed unsuitable and unsatisfactory for the proper progress of the VESSEL’s construction together with reasons. The BUYER shall investigate the situation by sending its representative to the BUILDER’s Shipyard, if necessary, and if the BUYER considers that such SELLER’s request is justified, the BUYER shall effect the replacement as soon as conveniently arrangeable.

Date:	16/58

Shipbuilding Contract	Hull No.

ARTICLE V - MODIFICATION, CHANGES AND EXTRAS

1. HOW EFFECTED

The Specifications and Plans in accordance with which the VESSEL is constructed, may be modified and/or changed at any time hereafter by written agreement of the parties hereto, provided that such modifications and/or changes or an accumulation thereof will not, in the BUILDER’s reasonable judgment, adversely affect the BUILDER’s other commitments and provided further that the BUYER shall assent to adjustment of the Contract Price, time of delivery of the VESSEL and other terms of this Contract, if any, as hereinafter provided. Subject to the above, the SELLER hereby agrees to use the SELLER’s best efforts to accommodate such reasonable requests by the BUYER so that the said changes and/or modifications may be made at a reasonable cost and within the shortest period of time which is reasonable and possible. Any such agreement for modifications and/or changes shall include an agreement as to the increase or decrease, if any, in the Contract Price of the VESSEL together with an agreement as to any extension or reduction in the time of delivery, or any other amendments to this Contract, or the Specifications or Plans occasioned by such modifications and/or changes. The aforementioned agreement to modify and/or to change the Specifications and/or Plans may be effected by an exchange of duly signedletters, which can be sent by telefax or email, evidencing such agreement. The letters and telefax and emails exchanged by the parties hereto pursuant to the foregoing shall constitute an amendment of the Specifications and/or Plans under which the VESSEL shall be built, and such letters and telefax and emails shall be deemed to be incorporated into this Contract and the Specifications and/or Plans by reference and made a part hereof. Upon consummation of the agreement to modify and/or to change the Specifications and/or Plans, the SELLER shall alter the construction of the VESSEL in accordance therewith, including any additions to, or deductions from, the work to be performed in connection with such construction. If due to whatever reasons, the parties hereto shall fail to agree on the adjustment of the Contract Price or extension of time of delivery or modification of any terms of this Contract which are necessitated by such modifications and/or changes, then the SELLER shall have no obligation to comply with the BUYER’s request for any modification and/or changes.

2. CHANGES IN RULES AND REGULATIONS, ETC.

(1)

If, after the date of signing this Contract, any requirements as to the rules and regulations as specified in this Contract and the Specifications to which the construction of the VESSEL is required to conform, are altered or changed by the Classification Society or the other regulatory bodies authorized to make such alterations or changes, the SELLER and/or the BUYER, upon receipt of the notice thereof, shall transmit such information in

Date:	17/58

Shipbuilding Contract	Hull No.

full to each other in writing, whereupon within Twenty-one (21) days after receipt of the said notice by the BUYER from the SELLER or vice versa, the BUYER shall instruct the SELLER in writing as to the alterations or changes, if any, to be made in the VESSEL which the BUYER, in its sole discretion, shall decide. The SELLER shall promptly comply with such alterations or changes, if any, in the construction of the VESSEL, provided that the BUYER shall first agree:

(a)	As to any increase or decrease in the Contract Price of the VESSEL that is occasioned by the cost for such compliance; and/or

(b)	As to any extension in the time for delivery of the VESSEL that is necessary due to such compliance; and/or

(c)

As to any increase or decrease in the guaranteed speed and/or cubic capacity and/or deadweight of the VESSEL, if such compliance results in increased or reduced speed and/or fuel consumption and/or deadweight; and/or

(d)	As to any other alterations in the terms of this Contract or of Specifications or both, if such compliance makes such alterations of the terms necessary.

Agreement as to such alterations or changes under this Paragraph shall be made in the same manner as provided above for modifications and/or changes of the Specifications and/or Plans.

(2)

If, due to whatever reasons, the parties shall fail to agree on the adjustment of the Contract Price or extension of the time for delivery or increase or decrease of the guaranteed speed and fuel consumption and deadweight or any alteration of the terms of this Contract, if any, then the SELLER shall be entitled to proceed with the construction of the VESSEL in accordance with, and the BUYER shall continue to be bound by, the terms of this Contract and Specifications without making any such alterations or changes.

However, if the alterations or changes are compulsorily required to be made by Class or IMO Rules or the rules and regulations of the Republic of the Marshall Islands Flag State for successful delivery of the VESSEL to the BUYER, then, notwithstanding any dispute between the parties relating to the adjustment of the Contract Price or extension of the time for delivery or decrease of the guaranteed speed and fuel consumption and deadweight or any other respect, the SELLER shall promptly comply with such alterations or changes. The BUYER shall, in any event, bear the reasonable costs and expenses for such alterations or changes (and, in the absence of mutual agreement, the amount thereof and/or any other discrepancy such as but not limited to the extension of Delivery Date, etc. to be determined by arbitration in accordance with Article XIII of this Contract).

Date:	18/58

Shipbuilding Contract	Hull No.

3. SUBSTITUTION OF MATERIALS AND/OR EQUIPMENT

In the event that any of the materials and/or equipment required by the Specifications or otherwise under this Contract for the construction of the VESSEL cannot be procured in time to effect delivery of the VESSEL, the SELLER may, provided the SELLER shall provide adequate evidence and the BUYER so agrees in writing, supply other materials and/or equipment of the equivalent quality, capable of meeting the requirements of the Classification Society and of the rules, regulations, requirements and recommendations with which the construction of the VESSEL must comply. Such substitution of material shall be at no extra cost to the Buyer.

4. BUYER’S SUPPLIED ITEMS

The BUYER shall deliver to the BUILDER at its Shipyard the items as specified in the Specifications which the BUYER shall supply on the BUYER’s account by the time designated by the SELLER.

Should the BUYER fail to deliver to the BUILDER such items within the time specified, the delivery of the VESSEL shall automatically be extended for a period of such delay, provided such delay in delivery of the BUYER’s supplied items shall affect the delivery of the VESSEL. In such event, the BUYER shall pay to the SELLER all losses and damages sustained and properly evidenced by the SELLER due to such delay in the delivery of the BUYER’s supplied items and such payment shall be made upon delivery of the VESSEL Provided that the BUYER shall not, in any circumstances, be liable for any consequential loss or special loss, or expenses arising from such delay including, without limitation, loss of time, loss of profit or earnings.

Furthermore, if the delay in delivery of the BUYER’s supplied items should exceed Thirty (30) days, the SELLER shall be entitled to proceed with construction of the VESSEL without installation of such items in or onto the VESSEL, without prejudice to the SELLER’s right hereinabove provided, and the BUYER shall (subject to the terms of the Contract) accept the VESSEL so completed, provided it otherwise being in compliance with the Contract and the Specifications.

The BUILDER shall be responsible for storing and handling of the BUYER’s supplies as specified in the Specifications after delivery to the BUILDER and shall install them on board the VESSEL at the SELLER’s cost and expense.

Upon arrival of such shipment of the BUYER’s supplied item, the BUILDER and the BUYER shall undertake a joint unpacking inspection. If any damages are found so that the

Date:	19/58

Shipbuilding Contract	Hull No.

BUYER’s supplied items are to be not suitable for installation, the BUILDER shall be entitled to refuse to accept the BUYER’s supplied items.

Date:	20/58

Shipbuilding Contract	Hull No.

ARTICLE VI - TRIALS

1. NOTICE

The BUYER and the Supervisor shall receive from the SELLER at least Fifteen (15) days notice in advance and Seven (7) days definite notice in advance by notification sent by telefax or email, of the time and place of the VESSEL’s sea trial as described in the Specifications (hereinafter referred to as “the Trial Run”) and the BUYER and the Supervisor shall promptly acknowledge receipt of such notice. The BUYER’s representatives and/or the Supervisor shall be on board the VESSEL to witness such Trial Run, and to check upon the performance of the VESSEL during the same. Failure of the BUYER’s representatives to be present at the Trial Run of the VESSEL, after due notice to the BUYER and the Supervisor as provided above, shall have the effect to extend the date for delivery of the VESSEL by the period of delay caused by such failure to be present. However, if the Trial Run is delayed more than Seven (7) days by reason of the failure of the BUYER’s representatives to be present after receipt of due notice as provided above, then in such event, the BUYER shall be deemed to have waived its right to have its representatives on board the VESSEL during the Trial Run, and the BUILDER may conduct such Trial Run without the BUYER’s representatives being present, and in such case the BUYER shall be obliged to accept the VESSEL on the basis of a certificate jointly signed by the BUILDER and the Classification Society certifying that the VESSEL, after Trial Run subject to minor alterations and corrections as provided in this Article, if any, is found to conform to the Contract and Specifications. The SELLER hereby warrants that the necessary Invitation Letter for the BUYER’s representatives to enter China will be issued in order on demand and without delay and if not the Trial Run shall be postponed until after the BUYER’s representatives have arrived at the BUILDER’s shipyard, and any delays as a result thereof shall not count as a permissible delay under Article VIII hereof. However, should the nationalities and other personal particulars of the BUYER’s representatives be not acceptable to the SELLER in accordance with its best understanding of the relevant rules, regulations and/or Laws of the People’s Republic of China then prevailing, then the BUYER shall, on the receipt of the SELLER’s telefax or email demand, effect replacement of all or any of them immediately. If the BUYER fails to do so within Three (3) days of the SELLER’s demand the Delivery Date as stipulated in Article VII hereof shall be extended by the delays so caused by the BUYER. In the event of unfavourable weather on the date specified for the Trial Run, the same shall take place on the first available day thereafter that the weather conditions permit. The parties hereto recognize that the weather conditions in Chinese waters in which the Trial Run is to take place are such that great changes in weather may arise momentarily and without warning and, therefore, it is agreed that if during the Trial Run of the VESSEL, the weather should suddenly become unfavourable, as would have precluded the continuance of the Trial Run, the Trial Run of the VESSEL shall be discontinued and postponed until the first favourable day next following, unless the BUYER shall assent by telefax or email and confirm in writing of its acceptance of the VESSEL on

Date:	21/58

Shipbuilding Contract	Hull No.

the basis of the Trial Run made prior to such sudden change in weather conditions. In the event that the Trial Run is postponed because of unfavourable weather conditions, such delay shall be regarded as a permissible delay, as specified in Article VIII hereof.

2. HOW CONDUCTED

(a)

All expenses in connection with Trial Run of the VESSEL are to be for the account of the BUILDER, who, during the Trial Run and when subjecting the VESSEL to Trial Run, is to provide, at its own expense, the necessary crew to comply with conditions of safe navigation. The Trial Run shall be conducted in the manner prescribed in the Specifications and shall prove fulfilment of the performance required for the Trial Run as set forth in the Specifications.

The course of Trial Run shall be determined by the BUILDER and shall be conducted within the trial basin equipped with speed measuring facilities.

(b)

The BUILDER shall provide the VESSEL with the required quantities of water, fuel oil and greases with exception of lubrication oil and hydraulic oil which shall be supplied by the BUYER for the conduct of the Trial Run or Trial Runs as prescribed in the Specifications. The fuel oil and greases supplied by the SELLER, and lubricating oil and hydraulic oil supplied by the BUYER shall be in accordance with the applicable engine specifications, and the cost of the quantities of water, fuel oil, lubricating oil, hydraulic oil and greases consumed during the Trial Run or Trial Rans shall be for the account of the BUILDER.

3. TRIAL LOAD DRAFT

In addition to the supplies provided by the BUYER in accordance with sub-paragraph (b) of the preceding Paragraph 2 hereof, the BUILDER shall provide the VESSEL with the required quantity of fresh water and other stores necessary for the conduct of the Trial Run. The necessary ballast (fresh and sea water and such other ballast as may be required) to bring the VESSEL to the trial load draft as specified in the Specifications, shall be for the BUILDER’s account.

4. METHOD OF ACCEPTANCE OR REJECTION

(a)

Upon notification of the BUILDER of the completion of the Trial Run of the VESSEL, the BUYER or the BUYER’s Supervisor shall within Six (6) days thereafter, notify the BUILDER by telefax or email confirmed in writing of its acceptance of the VESSEL or of its rejection of the VESSEL together with the reasons therefor.

Date:	22/58

Shipbuilding Contract	Hull No.

(b)

However, should the result of the Trial Run indicate that the VESSEL or any part thereof including its equipment does not conform to the requirements of this Contract and Specifications, then the BUILDER shall investigate with the Supervisor the cause of failure and the proper steps shall be taken to remedy the same and shall make whatever corrections and alterations and/or re-Trial Run or Runs as may be necessary without extra cost to the BUYER, and upon notification by the BUILDER of completion of such alterations or corrections and/or re-Trial or re-Trials, the BUYER shall, within Six (6) days thereafter, notify the SELLER by letter sent by telefax or email of its acceptance of the VESSEL or of the rejection of the VESSEL together with the reason therefor on the basis of the alterations and corrections and/or re-Trial or re-Trials by the BUILDER.

(c)

In the event that the BUYER fails to notify the SELLER by letter sent by telefax or email of its acceptance or rejection of the VESSEL together with the reason therefor within the Six (6) days period as provided for in the above sub-paragraphs (a) arid (b), the BUYER shall be deemed to have accepted the VESSEL.

(d)

Any dispute arising among the parties hereto as to the result of any Trial Run or further tests or trials, as the case may be, of the VESSEL shall be solved by reference to the Classification Society or arbitration as provided in Article XIII hereof.

(e)

Nothing herein shall preclude the BUYER from accepting the VESSEL with its qualifications and/or remarks following the Trial Run and/or further tests or trials as aforesaid and the SELLER shall be obliged to comply with and/or remove such qualifications and/or remarks (if such qualifications and/or remarks are acceptable to the SELLER) at the time before effecting delivery of the VESSEL to the BUYER under this Contract.

5. DISPOSITION OF SURPLUS CONSUMABLE STORES

Should any amount of fuel oil, fresh water, or other unbroached consumable stores furnished by the BUILDER for the Trial Run or Trial Runs remain on board the VESSEL at the time of acceptance thereof by the BUYER, the BUYER agrees to buy the same from the SELLER at the original price incurred by the BUILDER at the port of delivery thereof, and payment by the BUYER shall be effected as provided in Article II 3 (d) and 4 (d) of this Contract.

The BUYER shall supply lubricating oil and hydraulic oil for the purpose of Trial Runs at its own expenses and the SELLER will reimburse for the amount of lubricating oil and hydraulic oil actually consumed for the said Trial Run or Trial Runs at the original price

Date:	23/58

Shipbuilding Contract	Hull No.

incurred by the BUYER and payment by the SELLER shall be effected as provided in Article 11 3(d) and 4(d) of this Contract.

6. EFFECT OF ACCEPTANCE

The BUYER’s acceptance of the VESSEL by letter sent by telefax or email notification sent to the SELLER, in accordance with the provisions set out above, shall be final and binding so far as conformity of the VESSEL to this Contract and the Specifications is concerned, and shall preclude the BUYER from refusing formal delivery by the SELLER of the VESSEL, as hereinafter provided, if the SELLER complies with all other procedural requirements for delivery as hereinafter set forth.

If, at the time of delivery of the VESSEL, there are deficiencies in the VESSEL, such deficiencies should be resolved in such way that if the deficiencies are of minor importance, and do not in any way affect the safety or the operation of the VESSEL, its crew, passengers or cargo and provided the Classification Society has issued all certificates under Article VII, paragraph 3(f) the SELLER shall be nevertheless entitled to tender the VESSEL for delivery and the BUYER shall be nevertheless obliged to take delivery of the VESSEL.

Date:	24/58

Shipbuilding Contract	Hull No.

ARTICLE VII - DELIVERY

1. TIME AND PLACE

The VESSEL shall be delivered safely afloat by the SELLER to the BUYER at the BUILDER’s Shipyard, in accordance with the Specifications and with all Classification and Statutory Certificates free of recommendation and/or remarks and after completion of Trial Run (or, as the case may be, re-Trial or re-Trials) and acceptance by the BUYER in accordance with the provisions of Article VI hereof on or before                      provided that, in the event of delays in the construction of the VESSEL or any performance required under this Contract due to causes which under the terms of the Contract permit extension of the time for delivery, the aforementioned time for delivery of the VESSEL shall be extended accordingly.

The aforementioned date or such later date to which delivery is extended pursuant to the terms of this Contract is hereinafter called the “Delivery Date”.

2. WHEN AND HOW EFFECTED

Provided that the BUYER and the SELLER shall each have fulfilled all of their respective obligations as stipulated in this Contract, delivery of the VESSEL shall be effected forthwith by the concurrent delivery by each of the SELLER and the BUYER, one to the other, of the Protocol of Delivery and Acceptance, acknowledging delivery of the VESSEL by the SELLER and acceptance thereof by the BUYER, which Protocol shall be prepared in quadruplicate and executed by duly authorised representatives of each of the parties hereto.

3. DOCUMENTS TO BE DELIVERED TO THE BUYER

Upon acceptance of the VESSEL by the BUYER, the SELLER shall deliver to the BUYER the following authenticated documents which shall accompany the aforementioned Protocol of Delivery and Acceptance:

(a)	PROTOCOL OF TRIALS of the VESSEL made by the BUILDER pursuant to the Specifications.

(b)	PROTOCOL OF INVENTORY of the equipment of the VESSEL including spare parts and the like, all as specified in the Specifications, made by the BUILDER.

Date:	25/58

Shipbuilding Contract	Hull No.

(c)	PROTOCOL OF STORES OF CONSUMABLE NATURE made by the BUILDER referred to under Paragraph 5 of Article VI hereof.

(d)	FINISHED DRAWINGS AND PLANS pertaining to the VESSEL as stipulated in the Specifications, made by the BUILDER.

(e)	PROTOCOL OF DEADWEIGHT AND INCLINING EXPERIMENT, made by the BUILDER.

(f)	ALL CERTIFICATES required to be furnished upon delivery of the VESSEL pursuant to the Specifications.

Certificates shall be issued by relevant authorities or Classification Society. The VESSEL shall comply with the above rules and regulations which are in force or which are known to be compulsorily applicable at the time of signing this Contract. All the certificates shall be delivered in One (1) original to the VESSEL and Two (2) copies to the BUYER.

If the full term certificate or certificates are unable to be issued at the time of delivery by the Classification Society or any other third party, then the provisional certificate or certificates as issued by the Classification Society or the other third party with the full term certificates to be furnished by the SELLER as soon as possible after delivery of the VESSEL and in any event before the expiry of the provisional certificates shall be acceptable to the BUYER.

(g)

DECLARATION OF WARRANTY issued by the SELLER and duly not arised that the VESSEL is delivered to the BUYER free and clear of any liens, charges, claims, mortgages, or other encumbrances upon the BUYER’s title thereto, and in particular, that the VESSEL is absolutely free of all burdens in the nature of imposts, taxes or charges imposed by the province or country of the port of delivery, as well as of all liabilities of the SELLER to its sub-contractors, employees and crews and/or all liabilities arising from the operation of the VESSEL in Trial Run or Trial Runs, or otherwise, prior to delivery.

(h)	COMMERCIAL INVOICE made by the SELLER in Three (3) originals.

(i)	BILL OF SALE made by the SELLER and duly notarised.

(j)	Builder’s Certificate made by the BUILDER in Two (2) originals and duly notarised.

(k)	Certificate of Non-Registration issued by the BUILDER.

Date:	26/58

Shipbuilding Contract	Hull No.

The BUYER may require the SELLER by giving reasonable notice prior to delivery, to arrange for any other document listed above to be duly notarised and, if required, legalised, at the BUYER`s cost and expenses.

4. TITLE AND RISK

Title to and risk of the VESSEL shall pass to the BUYER only upon delivery thereof, as stated above, it being expressly understood that, until such delivery is effected, title to the VESSEL, and her equipment, shall remain at all times with the SELLER and are at the entire risk of the SELLER.

5. REMOVAL OF VESSEL

The BUYER shall take possession of the VESSEL immediately upon delivery and acceptance thereof, and shall remove the VESSEL from the premises of the BUILDER within Seven (7) days after delivery and acceptance thereof is effected. If the BUYER does not remove the VESSEL from the premises of the BUILDER within the aforesaid Seven (7) days, then, in such event, without prejudice to the SELLER’s right to require the BUYER to remove the VESSEL immediately at any time thereafter, the BUYER shall pay to the SELLER the reasonable mooring charge of the VESSEL.

6. TENDER OF THE VESSEL

If the BUYER fails to take delivery of the VESSEL after completion thereof according to this Contract and the Specifications without justified reason, the SELLER shall have the right to tender the VESSEL for delivery after compliance with all procedural requirements as above provided.

Date:	27/58

Shipbuilding Contract	Hull No.

ARTICLE VIII - DELAYS & EXTENSION OF TIME FOR DELIVERY

1. CAUSE OF DELAY

If, at any time before actual delivery, either the construction of the VESSEL, or any performance required hereunder as a prerequisite of delivery of the VESSEL, is delayed due to war, blockade, revolution, insurrection, mobilization, civil commotions, riots, strikes, lockouts (but not strikes or industrial disputes at the BUILDER’s Shipyard or between the SELLER and its employees or any of the SELLER’S sub-contractors and their respective employees), sabotage, local temperature higher than 35 degree centigrade, Acts of God or the public enemy, terrorism, plague or other epidemics, quarantines, prolonged and general failure or restriction of electric current from an outside source, freight embargoes, earthquakes, tidal waves, typhoons, hurricanes, storms or other causes beyond the control of the BUILDER or of its sub-contractors, as the case may be, or by other causes, events or circumstances beyond control of the SELLER, their respective subcontractors or suppliers, whether of nature indicated by the forgoing or not, or by destruction of the BUILDER or works of the BUILDER or its sub-contractors, or of the VESSEL or any part thereof, by fire, flood, or other causes beyond the control of the SELLER or its sub-contractors as the case may be, or due to the bankruptcy of the equipment and/or material supplier or suppliers provided the SELLER has exercised due diligence in its choice of supplier, then, in the event of delay due to the happening of any of the aforementioned contingencies, the SELLER shall not be liable for such delay and the time for delivery of the VESSEL under this Contract shall be extended without any reduction in the Contract Price for a period of time which shall not exceed the total accumulated time of all such delays, subject nevertheless to the BUYER’s right of rescission or cancellation under Paragraph 3 of this Article and subject however to all relevant provisions of this Contract which authorize and permit extension of the time of delivery of the VESSEL.

2. NOTICE OF DELAY

Within Seven (7) days from the date of commencement of any delay on account of which the SELLER claims that it is entitled under this Contract to an extension of the time for delivery of the VESSEL, the SELLER shall advise the BUYER by letter sent by telefax or email, of the date such delay commenced, and the reasons therefor.

Likewise within Seven (7) days after such delay ends, the SELLER shall advise the BUYER in writing or by letter sent by telefax or email, of the date such delay ended, and also shall specify the maximum period of the time by which the date for delivery of the VESSEL is extended by reason of such delay. Failure of the SELLER to act within said time frame shall be deemed to be a waiver by the SELLER of its right to claim that the delay is permissible. Likewise, Failure of the BUYER to acknowledge the SELLER’s notification of

Date:	28/58

Shipbuilding Contract	Hull No.

any claim for extension of the Delivery Date within Thirty (30) days after receipt by the BUYER of such notification, shall be deemed to be a waiver by the BUYER of its right to object to such extension.

3. RIGHT TO RESCIND OR CANCEL FOR EXCESSIVE DELAY

If the total accumulated time of all delays on account of the causes specified in Paragraph 1 of the Article aggregate to Two Hundred and Ten (210) days or more, or if the total accumulated time of all delays on account of the causes specified in Paragraph 1 of the Article and non-permissible delays as described in Paragraph 1 of Article III aggregate to Two hundred and Seventy (270) days or more, in any circumstances, excluding delays due to arbitration as provided for in Article XIII hereof or due to default in performance by the BUYER, or due to delays in delivery of the BUYER’s supplied items, and excluding delays due to causes which, under Article V, VI, XI and XII hereof, permit extension or postponement of the time for delivery of the VESSEL, then in such event, the BUYER may in accordance with the provisions set out herein rescind or cancel this Contract by serving upon the SELLER notice of rescission or cancellation by letter sent by telefax or email and the provisions of Article X of this Contract shall apply. The SELLER may, at any time, after the accumulated time of the aforementioned delays justifying rescission or cancellation by the BUYER as above provided for, demand in writing that the BUYER shall make an election, in which case the BUYER shall, within Thirty (30) days after such demand is received by the BUYER either notify the SELLER of its intention to rescind or cancel, or consent to an extension of the time for delivery to a mutually agreed future date, it being understood and agreed by the parties hereto that, if any further delay occurs on account of causes justifying rescission or cancellation as specified in this Contract, the BUYER shall have the same right of rescission or cancellation upon the same terms as hereinabove provided.

4. DEFINITION OF PERMISSIBLE DELAY

Delays on account of such causes as provided for in Paragraph 1 of this Article excluding any other extensions of a nature which under the terms of this Contract permit postponement of the Delivery Date, shall be understood to be (and are herein referred to as) permissible delays, and are to be distinguished from non-permissible delays on account of which the Contract Price of the VESSEL is subject to adjustment as provided for in Article III hereof.

Date:	29/58

Shipbuilding Contract	Hull No.

ARTICLE IX - WARRANTY OF QUALITY

1. GUARANTEE OF MATERIAL AND WORKMANSHIP

The SELLER, for a period of                      months following delivery to the BUYER of the VESSEL, guarantees the VESSEL, her hull and machinery and all parts and equipment thereof that are manufactured or furnished or supplied by the SELLER and/or its sub-contractors under this Contract including material, equipment (however excluding any parts for the Vessel which have been supplied by or on behalf of the BUYER) against all defects which are due to defective materials, installation, construction and/or poor workmanship.

2. NOTICE OF DEFECTS

The BUYER shall notify the SELLER by letter sent by telefax or email, as promptly as possible, after discovery of any defect or deviations for which a claim is made under this guarantee. The BUYER’S written notice shall describe the nature of the defect and the extent of the damage caused thereby. The SELLER shall have no obligation under this guarantee for any defects discovered prior to the expiry date of the guarantee, unless notice of such defects, is received by the SELLER not later than Thirty (30) days after such expiry date. Telefax or emailed advice with brief details explaining the nature of such defect and extent of damage within Thirty (30) days after such expiry date and that a claim is forthcoming will be sufficient compliance with the requirements as to time.

3. REMEDY OF DEFECTS

The SELLER shall remedy at its expense any defects, against which the VESSEL or any part of the equipment thereof is guaranteed under this Article by making all necessary repairs and/or replacement. Such repairs and/or replacement will be made by the SELLER.

However, if it is impractical to make the repair by the SELLER, and if forwarding by the SELLER of replacement parts, and materials cannot be accomplished without impairing or delaying the operation or working of the VESSEL, then, in any such event, the BUYER shall, cause the necessary repairs or replacements to be made elsewhere at the discretion of the BUYER provided that the BUYER shall first and in all circumstances, as soon as possible, give the SELLER notice by telefax or email of the time and place such repairs will be made and, if the VESSEL is not thereby delayed, or her operation or working is not thereby delayed, or her operation or working is not thereby impaired, the SELLER shall have the

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right to verify by its own representative(s) or that of Classification Society the nature and extent of the defects complained of. The SELLER shall, in such cases, promptly advise the BUYER, by telefax or email, after such examination has been completed, of its acceptance or rejection of the defects as ones that are subject to the guarantee herein provided. In all minor cases, the Guarantee Engineer, as hereinafter provided for, will act for and on behalf of the SELLER.

In any circumstances as set out below, the SELLER shall immediately pay to the BUYER in United States Dollars by telegraphic transfer the actual cost for such repairs or replacements including forwarding charges, or at the average cost for making similar repairs or replacements including forwarding charges as quoted by a leading shipyard each in China, South Korea and Singapore whichever is lower:

(a)	upon the SELLER’s acceptance of the defects as justifying remedy under this Article, or

(b)	if the SELLER neither accepts nor rejects the defects as above provided, nor request arbitration within thirty (30) days after its receipt of the BUYER’s notice of defects.

Any dispute shall be referred to the Classification Society or arbitration in accordance with the provisions of Article XIII hereof.

4. EXTENT OF THE SELLER’S LIABILITY

The SELLER shall have no obligation and/or liabilities with respect to defects discovered after the expiration of the period of guarantee specified above.

The SELLER shall be liable to the BUYER for defects and damages caused by any of the defects specified in Paragraph 1 of this Article provided that such liability of the SELLER shall be limited to damage occasioned within the guarantee period specified in Paragraph 1 above. The SELLER shall not be obligated to repair, or to be liable for, damages to the VESSEL, or to any part of the equipment thereof, due to ordinary wear and tear or caused by the defects other than those specified in Paragraph 1 above, nor shall there be any SELLER’s liability hereunder for defects in the VESSEL, or any part of the equipment thereof, caused by fire or accidents at sea or elsewhere, or mismanagement, accidents, negligence, or wilful neglect, on the part of the BUYER, its employees or agents including the VESSEL’s officers, crew and passengers, or any persons on or doing work on the VESSEL other than the SELLER, its employees, agents or sub-contractors. Likewise, the SELLER shall not be liable for defects in the VESSEL, or the equipment or any part thereof, due to repairs or replacement which were made by those other than the SELLER and/or their sub-contractors.

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Upon delivery of the VESSEL to the BUYER, in accordance with the terms of the Contract, the SELLER shall thereby and thereupon be released of all responsibility and liability whatsoever and howsoever arising under or by virtue of this Contract (save in respect of those obligations to the BUYER expressly provided for in this Article IX) including without limitation, any responsibility or liability for defective workmanship, materials or equipment, design or in respect of any other defects whatsoever and any loss or damage resulting from any act, omission or default of the SELLER. Neither CSTC nor the BUILDER shall, in any circumstances, be liable for any consequential loss or special loss, or expenses arising from any cause whatsoever including, without limitation, loss of time, loss of profit or earnings or demurrage directly from any commitments of the BUYER in connection with the VESSEL.

The guarantee of material and workmanship provided in this Article and the obligations and the liabilities of the SELLER under this Article are exclusive and in lieu of and the BUYER hereby waives all other remedies, warranties, guarantees or liabilities, express or implied, arising by law or otherwise (including without limitation any obligations of the SELLER with respect to fitness, merchantability and consequential damages) or whether or not occasioned by the SELLER’s negligence. This guarantee shall not be extended, altered or varied except by a written instrument signed by the duly authorized representatives of the SELLER and the BUYER.

5. GUARANTEE ENGINEER

If requested by the BUYER, provided however such request shall be made at least Three (3) months prior to the scheduled Delivery Date of the VESSEL, the BUILDER shall appoint One (1) or more Guarantee Engineer(s) to serve the VESSEL as the BUILDER’s representative(s) for a period of Six (6) months from the delivery of the VESSEL. The BUYER, and its employees, shall give such Guarantee Engineer(s) full co-operation in carrying out his/their duties as the representative(s) of the BUILDER on board the VESSEL. The BUYER shall accord the Guarantee Engineer(s) the treatment comparable to the VESSEL’S Chief Engineer, and shall provide him/them with accommodation and subsistence at no cost to the BUILDER and/or the Guarantee Engineer(s).

The BUYER shall pay to the Guarantee Engineer(s) the sum of United States Dollars                                         per month per person to cover his/their miscellaneous expenses including wages and also the BUYER shall pay the expense of repatriation to Shanghai, the People’s Republic of China by air upon termination of his/their service, the expense of his/their communications with the BUILDER when made in performance of his/their duties as the Guarantee Engineer(s) and the expenses, if any, of his/their medical and hospital care. The BUYER, its successor(s) and/or assign(s), shall be liable to and indemnify the SELLER and/or the Guarantee Engineer(s) for personal injuries, including death and damages to, or loss or destruction of

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property of the Guarantee Engineer(s), if such death, injuries, damages, loss and/or destruction were caused by gross negligence or wilful misconduct of the BUYER, its successor(s) and/or assign(s) or its employees and/or agents.

Pertaining to the detailed particulars of this Paragraph, an agreement will be made according to this effect between the parties hereto upon delivery of the VESSEL.

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ARTICLE X - RESCISSION, CANCELLATION AND REJECTION BY THE BUYER

1.

All payments made by the BUYER prior to the delivery of the VESSEL shall be in the nature of advances to the SELLER. In the event the BUYER shall exercise its right of rescission and/or cancellation of this Contract under and pursuant to any of the provisions of this Contract specifically permitting the BUYER to do so, then the BUYER shall notify the SELLER in writing or by letter sent by telefax or email confirmed in writing, and such rescission and/or cancellation shall be effective as of the date the notice thereof is received by the SELLER.

2.	The occurrences of the following events, permit specifically the BUYER to rescind or cancel the Contract:-

(a)	there occurs a making of an order by the competent court in the PRC having jurisdiction on the SELLER ordering the SELLER into compulsory bankruptcy; or

(b)	the passing of an effective resolution by the Board of Directors of the SELLER for ceasing completely the building activity and winding up of the business; or

(c)

the making of any special arrangement or composition with the creditors of either or any analogous proceedings in the People’s Republic of China, with a clear consequence admitted by the SELLER that the SELLER shall be henseforward totally and completely unable to perform its obligations hereunder.

3.

Thereupon the SELLER shall refund in United States Dollars immediately to the BUYER the full amount of all sums paid by the BUYER to the SELLER on account of the VESSEL, unless the SELLER disputes the BUYER’s rescission and/or cancellation by instituting arbitration in accordance with Article XIII. If the BUYER’s rescission and/or cancellation of this Contract is disputed by the SELLER by instituting arbitration as aforesaid, then no refund shall be made by the SELLER, and the BUYER shall not be entitled to demand repayment from the SELLER’s bank under its Refund Guarantee until the arbitration award, which shall be in favour of the BUYER, declaring the BUYER’s rescission and/or cancellation justified, is made and delivered to the SELLER and the BUYER by the arbitration tribunal. In the event the SELLER is obligated to make refundment, the SELLER shall pay the BUYER interest in United States Dollars at the rate of Five percent (5%) per annum if the rescission or cancellation of the Contract is exercised by the BUYER in accordance with the provision of Article III Paragraphs 1(c), 2(c), 3(c) or 4(c) hereof, on the amount required herein to be refunded to the BUYER computed from the respective dates when such sums were received by Bank of China New York Branch or any such other bank account as nominated by the SELLER pursuant to Article II 4 (a), 4(b) and 4(c) from the BUYER to the date of remittance by telegraphic transfer of such refund to the BUYER by

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the SELLER, provided, however, that if the said rescission or cancellation by the BUYER is made under the provisions of Article VIII Paragraph 3, then in such event the SELLER shall only be required to pay interest at the rate of Two point Five percent 2.5% per annum.

3.	Upon such refund by the SELLER to the BUYER, all obligations, duties and liabilities of each of the parties hereto to the other under this Contract shall be forthwith completely discharged.

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ARTICLE XI - BUYER’S DEFAULT

1. DEFINITION OF DEFAULT

The BUYER shall be deemed in default of its obligation under the Contract if any of the following events occurs:

(a)

The BUYER fails to pay the 1st or 2nd or 3rd instalment of the Contract Price to the SELLER when any such instalment becomes due and payable under the provisions of Article II hereof provided the BUYER shall have received the SELLER’s demand for payment and the Refund Guarantee in accordance with Article II hereof; or

(b)

The BUYER fails to pay the 4th instalment of the Contract Price to the SELLER in accordance with Paragraph 3(d) and 4(d) of Article II hereof provided the BUYER shall have received the SELLER’s demand for payment in accordance with Article II hereof; or

(c)

The BUYER fails to deliver to the SELLER irrevocable and unconditional Letter of Guarantee to be issued by Scorpio Bulkers Inc within the time specified in accordance with Paragraph 6 of Article II hereof; or

(d)	The BUYER fails to take delivery of the VESSEL, when the VESSEL is duly tendered for delivery by the SELLER in accordance with the Contract and under the provisions of Article VII hereof.

2. NOTICE OF DEFAULT

If the BUYER is in default of payment or in performance of its obligations as provided hereinabove, the SELLER shall notify the BUYER to that effect by letter sent by telefax or email by no later than Thirty (30) days after the date of occurrence of the default as provided by Paragraph 1 of this Article and the BUYER shall forthwith acknowledge by telefax or email to the SELLER that such notification has been received. In case the BUYER does not give the aforesaid telefax or email acknowledgment to the SELLER within Three (3) days it shall be deemed that such notification has been duly received by the BUYER.

3. INTEREST AND CHARGE

(a)	If the BUYER is in default of payment as to any instalment as provided in Paragraph 1 (a) and/or 1 (b) of this Article, and provided the SELLER has given notice to the

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BUYER as required by Paragraph 2 above by letter sent by telefax or email the BUYER shall pay interest on such instalment at the rate of Five percent (5%) per annum until the date of the payment of the full amount, including all aforesaid interest. In case the BUYER shall fail to take delivery of the VESSEL when required to as provided in Paragraph 1 (d) of this Article, the BUYER shall be deemed in default of payment of the Fourth instalment and shall pay interest thereon at the same rate as aforesaid from and including the day on which the VESSEL is tendered for delivery by the SELLER, as provided in Article VII Paragraph 6 hereof.

(b)

In any event of default by the BUYER under 1 (a) or 1 (b) or 1 (c) or 1 (d) above, the BUYER shall also pay all reasonable costs, charges and expenses incurred by the SELLER in consequence of such default.

4. DEFAULT BEFORE DELIVERY OF THE VESSEL

(a)

If any default by the BUYER occurs as defined in Paragraph 1 (a) or 1 (b) or 1 (c) of this Article, and provided the SELLER has given notice to the BUYER as required by Paragraph 2 above by letter sent by telefax or email the Delivery Date shall, at the SELLER’s option, be postponed for a period of continuance of such default by the BUYER.

(b)

If any such default as defined in Paragraph 1 (a) or 1 (b) or 1 (c) of this Article committed by the BUYER continues for a period of Thirty (30) days, then, the SELLER shall have all following rights and remedies:

(i)

The SELLER may, at its option, rescind or cancel this Contract, provided that the SELLER has notified the BUYER of such default pursuant to Paragraph 2 of this Article, by giving notice of such effect to the BUYER by letter sent by telefax or email. Upon receipt by the BUYER of such telefax or email notice of rescission or cancellation, all of the BUYER’s supplied items shall forthwith become the sole property of the SELLER, and the VESSEL and all its equipment and machinery shall be at the sole disposal of the SELLER for sale or otherwise; and

(ii)

In the event of such rescission or cancellation of this Contract, the SELLER shall be entitled to retain any instalment or instalments of the Contract Price paid by the BUYER to the SELLER on account of this Contract; and

(iii)

In the case of the BUYER’s default defined in 1(a) of this Article only, the SELLER shall, without prejudice to the SELLER’s right to recover from the BUYER the 4th instalment, interest, costs and/or expenses by applying the

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proceeds to be obtained by sale of the VESSEL in accordance with the provisions set out in this Contract, have the right to declare all unpaid 2nd and 3rd instalments to be forthwith due and payable, and upon such declaration, the SELLER shall have the right to immediately demand the payment of the aggregate amount of all unpaid 2nd and 3rd instalments from the Payment Guarantor in accordance with the terms and conditions of the guarantee issued by the Payment Guarantor.

5. SALE OF THE VESSEL

(a)

In the event of rescission or cancellation of this Contract as provided for above, the SELLER shall have full right and power either to complete or not to complete the VESSEL as it deems reasonably fit, and to sell the VESSEL at a public or private sale on such terms and conditions as the SELLER reasonably thinks fit without being answerable for any loss or damage occasioned to the BUYER thereby.

In the case of sale of the VESSEL, the SELLER shall give written notice by letter to the BUYER which can be sent by telefax or email.

(b)

In the event of the sale of the VESSEL in its completed state, the proceeds of sale received by the SELLER shall be applied firstly to payment of all reasonably expenses attending such sale and otherwise incurred by the SELLER as a result of the BUYER’S default, and then to payment of all unpaid instalments and/or unpaid balance of the Contract Price and interest on such instalment at the interest rate as specified in the relevant provisions set out above from the respective due dates thereof to the date of application.

(c)

In the event of the sale of the VESSEL in its incomplete state, the proceeds of sale received by the SELLER shall be applied firstly to all reasonably expenses attending such sale and otherwise incurred by the SELLER as a result of the BUYER’s default, and then to payment of all costs of construction of the VESSEL (such costs of construction, as herein mentioned, shall include but are not limited to all costs of labour and/or prices paid or to be paid by the SELLER for the equipment and/or technical design and/or materials purchased or to be purchased, installed and/or to be installed on the VESSEL) and/or any fees, charges, expenses and/or royalties incurred and/or to be incurred for the VESSEL less the instalments so retained by the SELLER, and compensation to the SELLER for a reasonable sum of loss of profit due to the rescission or cancellation of this Contract.

(d)	In either of the above events of sale, if the proceed of sale exceeds the total of the amounts to which such proceeds are to be applied as aforesaid, the SELLER shall

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promptly pay the excesses to the BUYER without interest, provided, however that the amount of each payment to the BUYER shall in no event exceed the total amount of instalments already paid by the BUYER and the cost of the BUYER’s supplies, if any.

(e)	If the proceeds of sale are insufficient to pay such total amounts payable as aforesaid, the BUYER shall promptly pay the deficiency to the SELLER upon request.

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ARTICLE XII - INSURANCE

1. EXTENT OF INSURANCE COVERAGE

From the time of keel-laying of the first section of the VESSEL until the same is completed, delivered to and accepted by the BUYER, the SELLER shall, at its own cost and expense, keep the VESSEL and all machinery, materials, equipment, appurtenances and outfit, delivered to the BUILDER for the VESSEL or built into, or installed in or upon the VESSEL, including the BUYER’s Supplies, fully insured with Chinese insurance companies for BUILDER’s risk.

The amount of such insurance coverage shall, up to the date of delivery of the VESSEL, be in an amount at least equal to, but not limited to, the aggregate of the payments made by the BUYER to the SELLER including the value of maximum amount of United States Dollars of the BUYER’s Supplies. The policy referred to hereinabove shall be taken out in the name of the SELLER and all losses under such policy shall be payable to the SELLER.

2. APPLICATION OF RECOVERED AMOUNT

(a)	Partial Loss:

In the event the VESSEL shall be damaged by any insured cause whatsoever prior to acceptance and delivery thereof by the BUYER and in the further event that such damage shall not constitute an actual or a constructive total loss of the VESSEL, the SELLER shall apply the amount recovered under the insurance policy referred to in Paragraph 1 of this Article to the repair of such damage satisfactory to the Classification Society and other institutions or authorities as described in the Specifications without additional expenses to the BUYER, and the BUYER shall accept the VESSEL under this Contract if completed in accordance with this Contract and Specifications and not make any claim for any consequential loss or depreciation.

(b)	Total Loss:

However, in the event that the VESSEL is determined to be an actual or constructive total loss, the SELLER shall either:

(i)	By the mutual agreement between the parties hereto, proceed in accordance with terms of this Contract, in which case the amount recovered under said insurance

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policy shall be applied to the reconstruction and/or repair of the VESSEL’s damages and/or reinstallation of BUYER’s supplies, provided the parties hereto shall have first agreed in writing as to such reasonable extension of the Delivery Date and adjustment of other terms of this Contract including the Contract Price as may be necessary for the completion of such reconstruction; or

(ii)

If due to whatever reasons the parties fail to agree on the above, then refund immediately to the BUYER the amount of all instalments paid to the SELLER under this Contract without interest, whereupon this Contract shall be deemed to be cancelled and all rights, duties, liabilities and obligations of each of the parties to the other shall terminate forthwith.

Within Thirty (30) days after receiving telefax or email notice of any damage to the VESSEL constituting an actual or a constructive total loss, the BUYER shall notify the SELLER by letter sent by telefax or email of its agreement or disagreement under this sub-paragraph. In the event the BUYER fails to so notify the SELLER, then such failure shall be construed as a disagreement on the part of the BUYER. This Contract shall be deemed as rescinded or cancelled and the BUYER shall receive the refund as hereinabove provided.

3. TERMINATION OF THE SELLER’S OBLIGATION TO INSURE

The SELLER’s obligation to insure the VESSEL hereunder shall cease and terminate forthwith upon delivery thereof to and acceptance by the BUYER.

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ARTICLE XIII - DISPUTES AND ARBITRATION

1. PROCEEDINGS

In the event of any dispute between the parties hereto as to any matter arising out of or relating to this Contract or any stipulation herein or with respect thereto which cannot be settled by the parties themselves, such dispute shall be resolved by arbitration in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof (save to the extent necessary to give effect to the provisions of this Article). The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (“LMAA”) 2012 Terms in London, England. Either the SELLER or the BUYER may demand arbitration of any such disputes by giving written notice to the other party. Any demand for arbitration by either the SELLER or the BUYER hereto shall state the name of the arbitrator appointed by such party and shall also state specifically the question or questions as to which such party is demanding arbitration. Within twenty (20) days after receipt of notice of such demand for arbitration, the other party shall in turn appoint a second arbitrator. The two arbitrators thus appointed shall thereupon select a third arbitrator, and the three arbitrators so named shall constitute the board of arbitration (hereinafter called the “Arbitration Board”) for the settlement of such dispute.

In the event however, that said other party should fail to appoint a second arbitrator as aforesaid within Twenty (20) days following receipt of notice of demand of arbitration, it is agreed that such party shall thereby be deemed to have accepted and appointed as its own arbitrator the one already appointed by the party demanding arbitration, and the arbitration shall proceed forthwith before this sole arbitrator, who alone, in such event, shall constitute the Arbitration Board, and in the further event that the two arbitrators appointed respectively by the parties hereto as aforesaid should be unable to reach agreement on the appointment of the third arbitrator within Twenty (20) days from the date on which the second arbitrator is appointed, either party of the said two arbitrators may apply to the President for the time being of the London Maritime Arbitrators Association or other official organization in England having jurisdiction in such matter to appoint the third arbitrator. The award of the arbitration, made by the sole arbitrator or by the majority of the three arbitrators as the case may be, shall be final, conclusive and binding upon the parties hereto.

2. ALTERNATIVE ARBITRATION BY AGREEMENT

Notwithstanding the preceding provisions of this Article, it is recognized that in the event of any dispute or difference of opinion arising in regard to the construction of the VESSEL, her machinery and equipment, or concerning the quality of materials or workmanship thereof or

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thereon, such dispute may be referred to the Classification Society upon mutual agreement of the parties hereto. In such case, the opinion of the Classification Society shall be final and binding on the parties hereto.

3. NOTICE OF AWARD

Notice of any award shall immediately be given in writing or by telefax or email confirmed in writing to the SELLER and the BUYER.

4. EXPENSES

The arbitrator(s) shall determine which party shall bear the expenses of the arbitration or the proportion of such expenses which each party shall bear.

5. AWARD OF ARBITRATION

Award of arbitration, shall be final and binding upon the parties concerned.

6. ENTRY IN COURT

Judgment on any award may be entered in any court of competent jurisdiction.

7. ALTERATION OF DELIVERY TIME

In the event of reference to arbitration of any dispute arising out of matters occurring prior to delivery of the VESSEL, the SELLER shall not be entitled to extend the Delivery Date as defined in Article VII hereof and the BUYER shall not be entitled to postpone its acceptance of the VESSEL on the Delivery Date or on such newly planned time of delivery of the VESSEL as declared by the SELLER. However, if the construction of the VESSEL is affected by any arbitration, the SELLER shall then be permitted to extend the Delivery Date as defined in Article VII and the decision or the award shall include a finding as to what extent the SELLER shall be permitted to extend the Delivery Date.

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ARTICLE XIV - RIGHT OF ASSIGNMENT

Neither of the parties hereto shall assign this Contract to any other individual, firm, company or corporation unless prior consent of the other party is given in writing.

The BUYER may assign the benefit of this Contract to any bank or other financial institution which is financing the BUYER’S purchase of the VESSEL provided that such assignment is approved and acknowledged by the SELLER, such consent not to be unreasonably withheld or delayed by the SELLER, it being understood and acknowledged by the SELLER that the BUYER expects to assign the benefit of the Contract to bank(s) or other financial institutions financing the purchase of the VESSEL. On any such assignment of this Contract the SELLER will procure that the Refund Guarantor bank shall issue an acknowledgement and consent to the assignment and confirm the continued validity of the Refund Guarantee.

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ARTICLE XV - TAXES AND DUTIES

1. TAXES

All costs for taxes including stamp duties, if any, incurred in connection with this Contract in the People’s Republic of China shall be borne by the SELLER. Any taxes and/or duties imposed upon those items or services procured by the SELLER in the People’s Republic of China or elsewhere for the construction of the VESSEL shall be borne by the SELLER.

2. DUTIES

The SELLER shall indemnify the BUYER for, and hold it harmless against, any duties imposed in the People’s Republic of China upon materials and equipment which under the terms of this Contract and/or the Specifications will, or may be, supplied by the BUYER from abroad for installation in the VESSEL as well as any duties imposed in the People’s Republic of China upon running stores, provisions and supplies furnished by the BUYER from abroad to be stocked on board the VESSEL and also from the payment of export duties, if any, to be imposed upon the VESSEL as a whole or upon any of its parts or equipment.

Any tax or duty other than those described hereinabove, if any, shall be borne by the BUYER.

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ARTICLE XVI - PATENTS, TRADEMARKS AND COPYRIGHTS

The machinery and equipment of the VESSEL may bear the patent number, trademarks or trade names of the manufacturers. The SELLER shall defend and save harmless the BUYER from patent liability or claims of patent infringement of any nature or kind, including costs and expenses for, or on account of any patented or patentable invention made or used in the performance of this Contract and also including cost and expense of litigation, if any.

Nothing contained herein shall be construed as transferring any patent or trademark rights or copyright in equipment covered by this Contract, and all such rights are hereby expressly reserved to the true and lawful owners thereof. Notwithstanding any provisions contained herein to the contrary, the SELLER’s obligation under this Article should not be terminated by the passage of any specified period of time.

The SELLER’s indemnity hereunder does not extend to equipment or parts supplied by the BUYER to the BUILDER, if any.

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ARTICLE XVII - NOTICE

Any and all notices and communications in connection with this Contract shall be addressed as follows:

To the BUYER:

To the SELLER:

CSTC :CHINA SHIPBUILDING TRADING COMPANY LIMITED

Address :         Rm, 2201 Marine Tower No. 1 PuDong Da Dao Shanghai 200120 P.R. China

To the BUILDER: CHENGXI SHIPYARD CO., LTD.

Address:	No.1 Hengshan Road, Jiangyin, Jiang Su Province the People’s Republic of China

Any notices and communications sent by CSTC or the BUILDER alone to the BUYER shall be deemed as having being sent by both CSTC and the BUILDER. Any notices and communications sent by the BUYER to CSTC or the BUILDER alone shall be deemed as having being sent by both CSTC and the BUILDER.

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Any change of address shall be communicated in writing by telefax or email by the party making such change to the other parties and in the event of failure to give such notice of change, communications addressed to the parties at their last known address shall be deemed sufficient.

Notices can be given by registered airmail, courier or letter sent by telefax or email. Any and all notices, requests, demands, instructions, advice and communications in connection with this Contract shall be deemed to be given at, and shall become effective from, the time when the same is delivered to the address of the party to be served, provided, however, that registered airmail shall be deemed to be delivered Ten (10) days after the date of dispatch, express courier service shall be deemed to be delivered Five (5) days after the date of dispatch, and if sent by telefax or email shall be deemed to be delivered on sending.

Any and all notices, communications, Specifications and drawings in connection with this Contract shall be written in the English language and no party hereto shall have any obligation to translate them into any other language.

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ARTICLE XVIII - EFFECTIVE DATE OF CONTRACT

This Contract shall become effective upon signing the Contract by both parties. After signing of this Contract, both parties hereto shall do the following:

a)

The SELLER to provide original Refund Guarantee, on or before                     , to the BUYER to cover BUYER’S advanced payment before delivery of the VESSEL in accordance with the terms of Article II Paragraph 7 of this Contract;

b)	The BUYER to effect the payment of the first instalment in accordance with the terms of Article II, Paragraph 3 (a) and 4 (a) of the Contract.

c)

The BUYER to provide Letter of Guarantee, latest by the time specified in Article II, Paragraph 6, to the SELLER covering BUYER’S obligation to pay the 2nd and 3rd instalment as stipulated in Article II, Paragraph 6 of this Contract.

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ARTICLE XIX – INTERPRETATION

1. LAW APPLICABLE

The parties hereto agree that the validity and interpretation of this Contract and of each Article and part hereof be governed by and interpreted in accordance with English law.

2. DISCREPANCIES

All general language or requirements embodied in the Specifications are intended to amplify, explain and implement the requirements of this Contract. However, in the event that any language or requirements so embodied in the Specifications permit an interpretation inconsistent with any provision of this Contract, then in each and every such event the applicable provisions of this Contract shall govern. The Specifications and plans are also intended to explain each other, and anything shown on the plans and not stipulated in the Specifications or stipulated in the Specifications and not shown on the plans, shall be deemed and considered as if embodied in both. In the event of conflict between the Specifications and plans, the Specifications shall govern.

However, with regard to such inconsistency or contradiction between this Contract and the Specifications as may later occur by any change or changes in the Specifications agreed upon by and among the parties hereto after execution of this Contract, then such change or changes shall govern.

3. DEFINITION

In absence of stipulation of “banking day(s)” or “business day(s)”, the term “day” or “days” shall be taken as “calendar day” or “calendar days”.

Business days means days excluding Saturdays, Sundays and public holidays in New York, Beijing, The Netherlands and Monaco.

Date:	50/58

Shipbuilding Contract	Hull No.

In WITNESS WHEREOF, the parties hereto have caused this Contract to be duly executed on the day and year first above written.

THE BUYER:

By:

Name:

Title:

Witness:

THE SELLER: CSTC: CHINA SHIPBUILDING TRADING COMPANY, LIMITED

By:

Name:

Title:

Witness:

THE BUILDER: CHENGXI SHIPYARD CO., LTD

By:

Name:

Title:

Witness:

Date:	51/58

Shipbuilding Contract	Hull No.

Exhibit “A”: IRREVOCABLE LETTER OF GUARANTEE NO.

To:

Date:

Dear Sirs,

Irrevocable Letter of Guarantee No.

At the request of China Shipbuilding Trading Company, Limited and in consideration of your agreeing to pay China Shipbuilding Trading Company, Limited and CHENGXI SHIPYARD CO., LTD, (hereinafter collectively called “the SELLER”) the instalments before delivery of the VESSEL under the Contract concluded by and amongst you, and the SELLER dated                      for the construction of one (1) 63,500DWT BULKER CARRIER to be designated as Hull No.              (as may be amended from time to time, hereinafter called “the Contract”), we, the undersigned,                      do hereby irrevocably and absolutely guarantee, the due and punctual refund to you by the SELLER of an amount up to but not exceeding a total amount of United States Dollars                      representing the first instalment of the Contract Price of the VESSEL, United States Dollars                     , the second instalment of the Contract Price of the VESSEL, United States Dollars                      and the Third instalment of the Contract Price of the VESSEL, United States Dollars                      as you may have paid to the SELLER under the Contract prior to the delivery of the VESSEL, if and when the same or any part thereof becomes refundable to you from the SELLER in accordance with the terms (Article X or Article XII 2(b)) of the Contract. Should the SELLER fail to make such refundment, we shall pay you the amount the SELLER ought to pay with interest at the rate of Zero percent (0%) per annum if refund is due to you in accordance with the provisions of Article XII 2(b), or Two point Five percent (2.5%) per annum if the said recission or cancellation by the BUYER is made under the provisions of Article VIII Paragraph 3, or Five percent (5%) per annum if the rescission or cancellation of the Contract is exercised by you in accordance with the provisions of Article III Paragraphs 1(c), 2(c), 3(c) or 4(c) of the Contract and payment will be made by us within thirty (30) Chinese business days after our receipt of the relevant written demand.

Any claim or demand shall be in writing signed by one of your duly authorised officers and may be served on us either by hand or by registered post and if sent by post to                                                                                        (or such other address as we may notify to you in writing) or may be sent by authenticated SWIFT notification via your bank to [Bank Namd] to the following SWIFT CODE [SWIFT CODE].

However, in the event of any dispute between you and the SELLER in relation to:

Date:	52/58

Shipbuilding Contract	Hull No.

(1)	whether the SELLER shall be liable to repay the instalment or instalments paid by you, and

(2)	consequently whether you shall have the right to demand payment from us,

and such dispute is submitted either by the SELLER or by you for arbitration in England in accordance with Article XIII of the Contract, we shall be entitled to withhold and defer payment until the arbitration award is published. We shall not be obligated to make any payment to you unless the arbitration award orders the SELLER to make refundment. If the SELLER fails to honour the award then we shall refund to you to the extent the arbitration award orders but not exceeding the aggregate amount of this Letter of Guarantee plus the interest described above, without requiring you to take any further enforcement action against the SELLER. Payment shall be made to you upon receipt by us of a further written demand, with a copy of the final arbitration award (to be sent to us by courier) through your bank.

Any repayment shall be made by us in freely transferable United States Dollars to an account designated by you. This Letter of Guarantee shall become effective from the time of the actual receipt of the first instalment by the SELLER from you and the amounts effective under this Letter of Guarantee shall correspond to the total payment actually made by you from time to time under the Contract prior to the delivery of the VESSEL. However, the available amount under this Letter of Guarantee shall in no event exceed above mentioned amount actually paid to the SELLER, together with interest calculated, as described above at Zero percent (0%) or, Two point Five percent (2.5%) or, Five percent (5%) per annum, as the case may be for the period commencing with the date of receipt by the SELLER of the respective instalment to the date of payments thereof.

Our liabilities under this Letter of Guarantee are continuing and shall not be discharged, impaired or diminished by any period of time, grace period or indulgence granted by you to the SELLER, or by any modification or novation of or amendment or supplement to the Contract (whether or not made with our acknowledgement or consent), or by any illegality, invalidity, irregularity, unenforceability of any of the terms of the Contract, or by any act, omission, fact or circumstances of whatsoever kind which could or might otherwise in any way discharge any of our liabilities or influence the performance of our obligations hereunder, or by any insolvency, bankruptcy or liquidation of the SELLER.

All payments hereunder shall be made without deduction, set-off or reduction of any kind and free and clear of, and without deduction or withholding for or on account of, any tax or any other governmental or public payment imposed by the laws of any jurisdiction from which or through which such payment is made, unless a tax deduction or withholding is required by law. If a tax deduction or withholding is required by law to be made by ourselves, the amount

Date:	53/58

Shipbuilding Contract	Hull No.

of the payment due from us hereunder shall be increased to an amount which (after making any tax deduction or withholding) leaves an amount equal to the payment which would have been due if no tax deduction or withholding had been required, and we shall make that tax deduction or withholding within the time allowed and in the minimum amount required by law.

Your rights under this Letter of Guarantee may be assigned by you to any commercial bank or other financial institutions providing financing facilities to you or your parent company with the exception of the right of making demand for payment which shall remain with yourself.

In case of any above assignment, you are obliged to send a notice of assignment signed by you and assignee to us via courier and confirmed to us through an authenticated SWIFT notification via your bank, and the assignee shall provide a copy of agreement of assignment to us. The assignment shall not become effective without written acknowledgment from us which shall not be unreasonably withheld or delayed.

This Letter of Guarantee shall remain in force until the VESSEL has been delivered to and accepted by you or full refund has been made by the SELLER or ourselves, whichever occurs earlier, after which you are to return it to us by airmail for cancellation, except where this Letter of Guarantee has been issued by authenticated SWIFT via your bank in which case no return shall be required.

Notwithstanding to the above, if an arbitration has been commenced by either you or the SELLER, then the validity of this Letter of Guarantee shall be automatically extended and shall expire thirty (30) London banking days after the date of the final arbitration award has been published or such later date when full repayment is made to you by the SELLER or us provided that the arbitration award orders the SELLER to make repayment.

With regard to rules, regulations and requirements of foreign exchanges by State Administration of Foreign Exchange (SAFE) of the People’s Republic of China, i.e. Registration or similar directives, we confirm that we have the necessary authorization to transfer funds out of the People’s Republic of China and effect payment in United States Dollars as necessary under this Letter of Guarantee. We also confirm that this Letter of Guarantee shall be registered with the relevant SAFE authority. We undertake to maintain all authorisation and regulation requirements to maintain this Letter of Guarantee and any assignment thereof as valid, effective and enforceable as long as this Letter of Guarantee remains in force.

This Letter of Guarantee and all non-contractual obligations connected therewith are governed by the Laws of England.

Date:	54/58

Shipbuilding Contract	Hull No.

We hereby submit to arbitration in London in accordance with the rules of the London Maritime Arbitrators Association (LMAA), England for the purposes of the resolution of any dispute arising out of or in connection with this Letter of Guarantee any legal action or proceedings in connection herewith. All arbitration proceedings shall be conducted in English in accordance with LMAA 2012 terms and procedures. The arbitration tribunal shall consist of three arbitrators, one to be appointed by you, one to be appointed by us, and one to be appointed by the first two so appointed.

We confirm that our printed name below constitutes our signature for the purpose of authenticating this Letter of Guarantee.

For the Seller’s bank

Yours faithfully

By:

Date:	55/58

Shipbuilding Contract	Hull No.

Exhibit “B” IRREVOCABLE LETTER OF GUARANTEE

FOR THE 2ND AND 3RD INSTALLMENT

To: China Shipbuilding Trading Co., Ltd.

56(Yi) ZhongguancunNandajie, Beijing

100044, the People’s Republic of China

and

CHENGXI SHIPYARD CO., LTD

No.1 Hengshan Road, Jiangyin, Jiang Su Province

the People’s Republic of China

together the SELLER

Date:

Dear Sirs,

(1)

In consideration of your entering into a Shipbuilding Contract dated              (as may be amended from time to time “the Shipbuilding Contract”) with                      as the buyer (“the BUYER”) for the construction of one (1) 63,500DWT BULKER CARRIER with Builder’s Hull No.              (“the VESSEL”), we,                     , hereby IRREVOCABLY, ABSOLUTELY and UNCONDITIONALLY guarantee, as the primary obligor and not merely as the surety, the due and punctual payment by the BUYER of all of the 2nd and 3rd instalments of the Contract Price amounting to a total sum of United States Dollars                      as specified in (2) below.

(2)

The Instalments guaranteed hereunder, pursuant to the terms of the Shipbuilding Contract, representing the 2nd instalment in the amount of United States Dollars                      payable by the BUYER within Five (5) New York banking days after keel laying of the VESSEL in your workshop and the 3rd instalment in the amount of United States Dollars                      payable by the BUYER within Five (5) New York banking days after launching of the VESSEL in accordance with the terms of the Shipbuilding Contract.

(3)

We also IRREVOCABLY, ABSOLUTELY and UNCONDITIONALLY guarantee, as primary obligor and not merely as surety, the due and punctual payment by the BUYER of interest on each Instalment guaranteed hereunder at the rate of Five percent (5%) per annum

Date:	56/58

Shipbuilding Contract	Hull No.

from and including the first day after the date of instalment in default until the date of full payment by us of such amount guaranteed hereunder.

(4)

In the event that the BUYER fails to punctually pay any Instalment guaranteed hereunder or the BUYER fails to pay any interest thereon, and any such default continues for a period of fifteen (15) days, then, upon receipt by us of your first written demand, we shall immediately pay to you or your assignee the unpaid 2nd and 3rd instalments, together with the interest as specified in Clause (3) hereof, without requesting you to take any or further action, procedure or step against the BUYER or with respect to any other security which you may hold.

(5)

We hereby agree that at your option this Letter of Guarantee and the undertaking hereunder shall be assignable to and if so assigned shall inure to the benefit of any 3rd party designated by you or relevant bank, as your assignee as if any such third party or relevant bank, provided that the assignment shall not become effective without our written acknowledgment and consent.

(6)

Any payment by us under this Letter of Guarantee shall be made in the United States Dollars by telegraphic transfer to                     , as receiving bank nominated by you for credit to the account of                      or through other receiving bank to be nominated by you from time to time, in favour of you or your assignee.

(7)

Any claim or demand shall be in writing signed by one of your duly authorised officers and may be served on us either by hand or by registered post and if sent by post to                                                                       (or such other address as we may notify to you in writing).

(8)

This Letter of Guarantee shall come into full force and effect upon delivery to you of this Letter of Guarantee and shall continue in force and effect until the VESSEL is delivered to and accepted by the BUYER and the BUYER shall have performed all its obligations for taking delivery thereof or until the full payment of the 2nd and 3rd Instalments together with the aforesaid interests by the BUYER or us, whichever first occurs.

(9)	The maximum amount, however, that we are obliged to pay to you under this Letter of Guarantee shall not exceed the aggregate amount of United States Dollars being an amount equal to the sum of:

Date:	57/58

Shipbuilding Contract	Hull No.

(a)	The 2nd and 3rd instalment guaranteed hereunder in the total amount of United States Dollars ; and
(b)	Interest at the rate of five percent (5%) per annum on the Instalment for a period of sixty (60) days in the amount of United States Dollars .

(10)

All payments by us under this Letter of Guarantee shall be made without any set-off or counterclaim and without deduction or withholding for or on account of any taxes, duties, or charges whatsoever unless we are compelled by law to deduct or withhold the same. In the latter event we shall make the minimum deduction or withholding permitted and will pay such additional amounts as may be necessary in order that the net amount received by you after such deductions or withholdings shall equal the amount which would have been received had no such deduction or withholding been required to be made.

(11) This Letter of Guarantee and all non-contractual obligations connected therewith shall be construed in accordance with and governed by the Laws of England.

We hereby submit to arbitration in London in accordance with the rules of the London Maritime Arbitrators Association (LMAA), England for the purposes of the resolution of any dispute arising out of or in connection with this Letter of Guarantee and any legal action or proceedings in connection herewith. All arbitration proceedings shall be conducted in English in accordance with LMAA 2012 terms and procedures. The arbitration tribunal shall consist of three arbitrators, one to be appointed by you, one to be appointed by us, and one to be appointed by the first two so appointed.

(12)	As soon as this Letter of Guarantee shall have expired, you will return the same to us without any request or demand from us.

IN WITNESS WHEREOF, we have caused this Letter of Guarantee to be executed and delivered by our duly authorized representative the day and year above written.

Very Truly Yours

By:
For and on behalf of

Date:	58/58